Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 11, 2006, relating to the financial statements and financial highlights of Aberdeen Australia Equity Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Report of Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 6, 2007